Exhibit 99.1

DoubleVerify Reports Fourth Quarter and Full Year 2021 Financial Results

Achieved Record Fourth Quarter and Full-Year 2021 Revenue and Net Cash from Operating Activities

Increased Full Year 2021 Revenue by 36% Year-over Year to $332.7 Million, driven by Growth in Programmatic, Social, CTV and International Revenue

Achieved Full Year 2021 Net Income of $29.3 Million and Adjusted EBITDA of $109.7 Million, representing a 33% Adjusted EBITDA margin

Completed the acquisition of OpenSlate, the Leading Independent Pre-Campaign Contextual Targeting Platform for social video and CTV, in the Fourth Quarter of 2021

Earned MRC Accreditation for Programmatic Targeting Services

NEW YORK – March 8, 2022 – DoubleVerify (“DV”) (NYSE: DV), a leading software platform for digital media measurement, data and analytics, today announced financial results for the fourth quarter and full year ended December 31, 2021.

“2021 was a year of exceptionally strong execution and performance,” said Mark Zagorski, CEO of DoubleVerify. “In our inaugural year as a public company, we measured 4.5 trillion media transactions, grew revenue 36% to more than $330 million, achieved nearly 70% international revenue growth, generated $83 million of net cash from operating activities, completed two acquisitions and launched Authentic Attention, an innovative, identifier-independent performance solution that drives better outcomes for advertisers. Today, we are the only independent, unbiased, third-party platform verifying media quality at scale, across all digital channels and devices. We are still early in our growth trajectory, which is driven by our ongoing product leadership, channel and geographic expansion, new client wins and strategic acquisitions, and we remain optimistic about our growth prospects for 2022 and beyond.”

Fourth Quarter 2021 Financial Highlights:

(All comparisons are to the fourth quarter of 2020)

●	Total revenue of $105.5 million, an increase of 34%.
●	Advertiser Programmatic revenue of $54.1 million, an increase of 35%.
●	Advertiser Direct revenue of $42.3 million, an increase of 28%.
o	Media Transactions Measured (“MTM”) for Social increased by 39% and for CTV increased by 43%.

o	International revenue increased by 61%, with APAC revenue growth of 77% and EMEA revenue growth of 54%.
●	Supply-Side revenue of $9.2 million, an increase of 64%.
●	Net income of $28.3 million, an increase of 248%.
●	Adjusted EBITDA of $40.4 million, an increase of 46%, representing a 38% adjusted EBITDA margin.

Full Year 2021 Financial Highlights:

(All comparisons are to full year 2020)

●	Total revenue of $332.7 million, an increase of 36%.
●	Media Transactions Measured (MTM) were 4.5 trillion, an increase of 41%.
●	Advertiser Programmatic revenue of $167.8 million, an increase of 45%.
●	Advertiser Direct revenue of $135.5 million, an increase of 27%.
o	Social revenue increased by 47% and represented 33% of Direct Revenue.
o	Media Transactions Measured for CTV increased by 57%.
o	International revenue increased by 69% with APAC revenue growth of 84% and EMEA revenue growth of 61%.
●	Supply-Side revenue of $29.4 million, an increase of 38%.
●	Net income of $29.3 million, an increase of 43%.
●	Adjusted EBITDA of $109.7 million, an increase of 50%, representing a 33% adjusted EBITDA margin.

Fourth Quarter and Recent Business Highlights:

●	Grew premium-priced Authentic Brand Suitability (ABS) revenues by approximately 51% year-over-year in the fourth quarter driven by new upsells to existing clients as well as by sales to new clients.

●	Earned Media Rating Council (MRC) accreditation for DV’s pre-bid data based on property-level Brand Safety, Contextual and Viewability data and Fraud/IVT data. DV is the only provider currently accredited for predictive viewability targeting as well as property-level ad verification, inclusive of brand suitability and contextual targeting within programmatic media campaigns.

●	Drove global market share growth through new product upsells and logo wins including Merck, Keurig Dr. Pepper, Universal Parks, American Family Insurance, Bell Canada and Airtel India.

●	Launched Fully On-Screen pre-bid targeting to complement its post-bid measurement capabilities, empowering programmatic advertisers to address CTV viewability challenges across the media transaction. DV Fully On-Screen pre-bid segments are available on Amobee, MediaMath and Xandr, with more media-buying platform integrations forthcoming.

●	Announced a preferred partnership with Comscore to develop a best-in-class, integrated media quality verification and audience measurement solution to allow advertisers to seamlessly measure the impact of their full media plan.

●	Discovered and exposed ViperBot, a new global fraud scheme spoofing up to 85 million ad requests per day and affecting CTV and mobile, two of the industry’s most in-demand channels.

●	Uncovered and neutralized ParrotTerra, a CTV fraud scheme where fraudsters set up counterfeit SSAI servers to generate fake CTV inventory across countless apps, IPs and devices.

Strategic Initiatives:

●	Acquired OpenSlate, the leading independent pre-activation and content classification platform for social video and CTV, on November 22, 2021, for $147.4 million, in a cash and stock transaction.

“We achieved stronger than anticipated results in the fourth quarter and drove full year revenue growth of 36% and adjusted EBITDA margin of 33%, driven by product successes in fast-growth sectors such as Programmatic, Social and CTV,” said Nicola Allais, CFO of DoubleVerify. “We are guiding to 30% revenue growth and 30% adjusted EBITDA margins at the midpoints of our 2022 guidance ranges, which demonstrates our track record of driving a distinct and sustainable combination of high revenue growth and profitability, even at a larger operational scale.”

First Quarter and Full-Year 2022 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

First Quarter 2022:

●	Revenue of $89 to $91 million, a year-over-year increase of 33% at the midpoint.
●	Adjusted EBITDA in the range of $21 to $23 million, representing a 24% margin at the midpoint.

Full Year 2022:

●	Revenue of $429 to $437 million, a year-over-year increase of 30% at the midpoint.
●	Adjusted EBITDA in the range of $126 to $134 million, representing a 30% margin at the midpoint.

With respect to the Company’s expectations under "First Quarter and Full Year 2022 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income in this press release because the Company does not provide guidance for stock-based compensation expense, depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income. In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call and Webcast Information

DoubleVerify will host a conference call and live webcast to discuss its fourth quarter 2021 financial results at 4:30 p.m. Eastern Time today, Mar 8, 2022. To access the conference call, dial (877) 841-2987 for the U.S. or Canada, or (215) 268-9878 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. In addition, an archived webcast will be available approximately two hours after the conclusion of the live event.

Key Business Terms

Advertiser Direct revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers and social media platforms.

Advertiser Programmatic revenue is generated from the evaluation, verification and measurement of advertising impressions purchased through programmatic demand-side platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per thousand Media Transactions Measured.

DoubleVerify Holdings, Inc.
CONSOLIDATED BALANCE SHEETS

	As of December 31,
(in thousands, except per share data)	2021	2020
Assets:
Current assets
Cash and cash equivalents	$221,591	$33,354
Trade receivables, net of allowances for doubtful accounts of $6,527 and $7,049 as of December 31, 2021 and December 31, 2020, respectively	122,938	94,677
Prepaid expenses and other current assets	23,295	13,904
Total current assets	367,824	141,935
Property, plant and equipment, net	17,575	18,107
Goodwill	350,560	227,349
Intangible assets, net	153,395	121,710
Deferred tax assets	60	82
Other non‑current assets	2,780	2,151
Total assets	$892,194	$511,334
Liabilities and Stockholder’s Equity:
Current liabilities
Trade payables	$3,853	$3,495
Accrued expense	41,456	25,419
Income tax liabilities	1,321	1,277
Current portion of capital lease obligations	1,970	1,515
Contingent considerations current	1,717	1,198
Other current liabilities	6,716	1,116
Total current liabilities	57,033	34,020
Long‑term debt	—	22,000
Capital lease obligations	2,579	3,447
Deferred tax liabilities	30,307	31,418
Other non‑current liabilities	3,209	3,292
Contingent considerations non‑current	—	462
Total liabilities	$93,128	$94,639
Commitments and contingencies (Note 14)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 162,347 shares issued and 162,297 outstanding as of December 31, 2021; 700,000 shares authorized, 140,222 shares issued and 125,074 shares outstanding as of December 31, 2020	162	140
Preferred stock, $0.01 par value, 100,000 shares authorized, zero shares issued and outstanding as of December 31, 2021; 61,006 shares authorized, issued, and outstanding as of December 31, 2020. Liquidation preference: $350,000 as of December 31, 2020	—	610
Additional paid‑in capital	717,228	620,679
Treasury stock, at cost, 50 shares and 15,146 shares as of December 31, 2021 and December 31, 2020, respectively	(1,802)	(260,686)
Retained earnings	84,249	54,941
Accumulated other comprehensive (loss) income, net of income taxes	(771)	1,011
Total stockholders’ equity	799,066	416,695
Total liabilities and stockholders’ equity	$892,194	$511,334

DoubleVerify Holdings, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended December 31,
(in thousands, except per share data)	2021	2020	2019
Revenue	$332,741	$243,917	$182,663
Cost of revenue (exclusive of depreciation and amortization shown separately below)	54,382	35,750	24,848
Product development	62,698	47,004	31,598
Sales, marketing and customer support	77,312	62,157	38,401
General and administrative	81,380	53,056	26,899
Depreciation and amortization	30,285	24,595	21,813
Income from operations	26,684	21,355	39,104
Interest expense	1,172	4,931	5,202
Other income, net	(309)	(885)	(1,458)
Income before income taxes	25,821	17,309	35,360
Income tax (benefit) expense	(3,487)	(3,144)	12,053
Net income	$29,308	$20,453	$23,307
Earnings per share:
Basic	$0.20	$0.15	$0.17
Diluted	$0.18	$0.14	$0.16
Weighted‑average common stock outstanding:
Basic	148,309	138,072	139,650
Diluted	160,264	145,443	143,046
Comprehensive income:
Net income	$29,308	$20,453	$23,307
Other comprehensive (loss) income:
Foreign currency cumulative translation adjustment	(1,782)	1,078	(67)
Total comprehensive income	$27,526	$21,531	$23,240

DoubleVerify Holdings, Inc.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

									Accumulated
									Other
									Comprehensive
	Common Stock		Preferred Stock				Additional		(Loss) Income	Total
	Shares		Shares		Treasury Stock		Paid‑in	Retained	Net of	Stockholders’
(in thousands)	Issued	Amount	Issued	Amount	Shares	Amount	Capital	Earnings	Income Taxes	Equity
Balances as of January 1, 2019	139,618	$140	—	$—	—	$—	$281,600	$11,181	$3	$292,924
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(70)	(70)
Stock-based compensation	—	—	—	—	—	—	1,680	—	—	1,680
Common stock issued upon exercise of stock options	65	—	—	—	—	—	177	—	—	177
Common stock issued upon vesting of restricted stock units	38	—	—	—	—	—	—	—	—	—
Net income	—	—	—	—	—	—	—	23,307	—	23,307
Balances as of December 31, 2019	139,721	$140	—	$—	—	$—	$283,457	$34,488	$(67)	$318,018
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	1,078	1,078
Stock-based compensation	—	—	—	—	—	—	5,984	—	—	5,984
Exchange of common stock for Series A preferred stock	—	—	45,438	454	15,146	(260,686)	260,232	—	—	—
Additional Series A preferred stock issuance, net of issuance costs	—	—	15,568	156	—	—	85,308	—	—	85,464
Repurchase of vested options	—	—	—	—	—	—	(15,506)	—	—	(15,506)
Common stock issued under employee purchase plan	61	—	—	—	—	—	424	—	—	424
Common stock issued upon exercise of stock options	255	—	—	—	—	—	780	—	—	780
Common stock issued upon vesting of restricted stock units	185	—	—	—	—	—	—	—	—	—
Net income	—	—	—	—	—	—	—	20,453	—	20,453
Balances as of December 31, 2020	140,222	$140	61,006	$610	15,146	$(260,686)	$620,679	$54,941	$1,011	$416,695
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(1,782)	(1,782)
Shares repurchased for settlement of employee tax withholdings	—	—	—	—	50	(1,802)	—	—	—	(1,802)
Issuance of common stock as consideration for acquisition	684	1	—	—	—	—	22,525	—	—	22,526
Stock-based compensation	—	—	—	—	—	—	21,887	—	—	21,887
Common stock issued under employee purchase plan	15	—	—	—	—	—	404	—	—	404
Common stock issued upon exercise of stock options	4,782	5	—	—	—	—	12,435	—	—	12,440
Common stock issued upon vesting of restricted stock units	366	—	—	—	—	—	—	—	—	—
Conversion of Series A preferred stock to common stock	5,190	5	(61,006)	(610)	(15,146)	260,686	(260,081)	—	—	—
Issuance of common stock upon initial public offering	9,977	10	—	—	—	—	269,380	—	—	269,390
Private placement stock issuance concurrent with initial public offering	1,111	1	—	—	—	—	29,999	—	—	30,000
Net income	—	—	—	—	—	—	—	29,308	—	29,308
Balances as of December 31, 2021	162,347	$162	—	$—	50	$(1,802)	$717,228	$84,249	$(771)	$799,066

DoubleVerify Holdings, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(in thousands)	2021	2020	2019
Operating activities:
Net income	$29,308	$20,453	$23,307
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt (recovery) expense	(711)	4,811	3,346
Depreciation and amortization expense	30,285	24,595	21,813
Amortization of debt issuance costs	294	285	298
Loss on extinguishment of debt	—	350	—
Accretion of acquisition liabilities	—	36	363
Deferred taxes	(7,866)	(5,137)	1,997
Noncash stock-based compensation expense	21,887	5,984	1,680
Interest expense (income)	103	(12)	(119)
Change in fair value of contingent consideration	57	(949)	(1,079)
Offering costs	22,074	3,555	—
Other	733	673	—
Changes in operating assets and liabilities, net of effects of business combinations
Trade receivables	(22,004)	(30,443)	(32,741)
Prepaid expenses and other current assets	(7,046)	(8,792)	(1,637)
Other non-current assets	(521)	(221)	(409)
Trade payables	(49)	2,482	(538)
Accrued expenses	13,946	8,960	6,162
Other current liabilities	3,741	(6,560)	9,954
Other non-current liabilities	(1,482)	1,146	(2,964)
Net cash provided by operating activities	82,749	21,216	29,433
Investing activities:
Purchase of property, plant and equipment	(9,397)	(9,751)	(5,943)
Acquisition of businesses, net of cash acquired	(149,217)	—	(57,252)
Net cash used in investing activities	(158,614)	(9,751)	(63,195)
Financing activities:
Proceeds from long-term debt	—	89,650	20,000
Payments of long-term debt	(22,000)	(142,113)	(750)
Deferred payment related to Leiki acquisition	—	(2,033)	(2,189)
Deferred payment related to Zentrick acquisition	(50)	(50)	—
Payment of contingent consideration related to Zentrick acquisition	—	(601)	(601)
Deferred payment related to acquisition of assets	—	—	(71)
Repurchase of vested options	—	(15,506)	—
Proceeds from Series A preferred stock issuance, net of issuance costs	—	346,150	—
Payments to shareholders for preferred stock Series A	—	(260,686)	—
Proceeds from common stock issued upon exercise of stock options	12,440	780	177
Proceeds from common stock issued under employee purchase plan	404	424	—
Proceeds from issuance of common stock upon initial public offering	269,390	—	—
Proceeds from issuance of common stock in connection to concurrent private placement	30,000	—	—
Payments related to offering costs	(22,069)	(3,610)	—
Payments related to debt issuance costs	—	(577)	—
Capital lease payments	(1,918)	(1,443)	(1,521)
Shares repurchased for settlement of employee tax withholdings	(1,802)	—	—
Net cash provided by financing activities	264,395	10,385	15,045
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(200)	203	23
Net increase (decrease) in cash, cash equivalents, and restricted cash	188,330	22,053	(18,694)
Cash, cash equivalents, and restricted cash—Beginning of period	33,395	11,342	30,036
Cash, cash equivalents, and restricted cash—End of period	$221,725	$33,395	$11,342
Cash and cash equivalents	$221,591	$33,354	$10,920
Restricted cash (included in prepaid expenses and other current assets on the Consolidated Balance Sheets)	134	41	422
Total cash and cash equivalents and restricted cash	$221,725	$33,395	$11,342
Supplemental cash flow information:
Cash paid for taxes	7,698	16,180	1,962
Cash paid for interest	774	3,369	4,659
Non‑cash investing and financing transactions:
Common stock issued in connection with acquisition	22,526	—	—
Exchange of common stock for preferred stock	—	260,686	—
Deferred payment obligation issued as consideration	—	—	2,097
Contingent consideration issued	—	—	4,690
Treasury stock reissued upon the conversion of Series A preferred stock for common stock	260,686	—	—
Acquisition of equipment under capital lease	1,518	1,603	1,535
Capital assets financed by accounts payable	36	—	—
Offering costs included in accounts payable and accrued expense	5	75	—

Comparison of the Three and Twelve Months Ended December 31, 2021 and December 31, 2020

Revenue

	Three Months Ended December 31,		Change	Change	Year Ended December 31,		Change	Change
	2021	2020	$	%	2021	2020	$	%

	(In Thousands)				(In Thousands)
Revenue by customer type:
Advertiser - direct	$42,256	$32,946	$9,310	28%	$135,516	$106,422	$29,094	27%
Advertiser - programmatic	54,104	40,092	14,012	35	167,798	116,115	51,683	45
Supply-side customer	9,173	5,603	3,570	64	29,427	21,380	8,047	38
Total revenue	$105,533	$78,641	$26,892	34%	$332,741	$243,917	$88,824	36%

Adjusted EBITDA

In addition to our results determined in accordance with GAAP, we believe that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. A metric similar to Adjusted EBITDA is used in certain calculations under our New Revolving Credit Facility. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

	(In Thousands)		(In Thousands)
Net income	$28,308	$8,130	$29,308	$20,453
Net income margin	27%	10%	9%	8%
Depreciation and amortization	8,296	6,428	30,285	24,595
Stock-based compensation	9,787	2,422	21,887	5,984
Option cancellation payments	—	14,543	—	14,543
Interest expense	237	1,973	1,172	4,931
Income tax benefit	(11,848)	(5,119)	(3,487)	(3,144)
M&A and restructuring costs (recoveries) (a)	2,382	(29)	3,510	170
Offering, IPO readiness and secondary offering costs (b)	1,099	1,915	23,564	4,910
Other costs (recoveries) (c)	2,825	(1,427)	3,812	1,605
Other income (d)	(674)	(1,244)	(309)	(885)
Adjusted EBITDA	$40,412	$27,592	$109,742	$73,162
Adjusted EBITDA margin	38%	35%	33%	30%

(a)	M&A costs for the three months and year ended December 31, 2021 consist of transaction and integration costs related to the acquisition of Meetrics and OpenSlate as well as associated restructuring costs and related activities. M&A costs for the three months and year ended December 31, 2020 consist of deferred compensation costs related to Zentrick.
(b)	Offering, IPO readiness and secondary offering costs for the three months and year ended December 31, 2021 and 2020 consist of third-party costs incurred in preparation for and completion of our IPO and secondary offering related expenses incurred on behalf of Providence VII U.S. Holdings L.P. pursuant to the terms of the stockholder’s agreements between the Company and Providence VII U.S. Holdings L.P.

(c)	Other costs (recoveries) for the three months and year ended December 31, 2021 are costs associated with the early termination of our agreement for the Zentrick Deferred Payment Terms, previously disclosed as a contingency. Also included in the year ended December 31, 2021 are costs related to the recognition of a cease-use liability related to unoccupied leased office space and of reimbursements paid to Providence for costs incurred prior to the IPO date. For the three months ended December 31, 2020, other costs (recoveries) related to the reimbursement of certain costs incurred for investigating and remediating certain IT/cybersecurity matters that occurred in March 2020. For the year ended December 31, 2020, other costs (recoveries) related to the departure of the Company’s former Chief Executive Officer, third-party costs incurred in response to investigating and remediating certain IT/cybersecurity matters that occurred in March 2020 and reimbursements paid to Providence.
(d)	Other income for the three months ended December 31, 2021 and 2020 consists of the impact of foreign currency transaction gains and losses associated with monetary assets and liabilities. Other income for the years ended December 31, 2021 and 2020 consists of changes in fair value associated with contingent considerations and the impact of foreign currency transaction gains and losses associated with monetary assets and liabilities.

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of our core business and for understanding and evaluating trends in our operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, our working capital needs;
●	Adjusted EBITDA does not reflect our capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP financial measures only supplementally.

Total stock-based compensation expense recorded in the Consolidated Statements of Operations and Comprehensive Income as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2021	2020	2021	2020
Cost of revenue	$—	$—	$—	$—
Product development	2,416	208	4,369	673
Sales, marketing and customer support	2,632	5,281	6,375	6,151
General and administrative	4,739	11,476	11,143	13,703
Total stock‑based compensation	$9,787	$16,965	$21,887	$20,527

Non‑cash stock‑based compensation expense	$9,787	$2,422	$21,887	$5,984
Cash‑based compensation expense (a)	—	14,543	—	14,543
Total stock‑based compensation	$9,787	$16,965	$21,887	$20,527

(a)	Includes incremental cash-based compensation paid in connection with repurchased and cancelled stock options of 956 that contain both market-based and performance-based vesting conditions.

Forward-Looking Statements

This press release includes “forward-looking statements”. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any statements in this press release regarding future revenues, earnings, margins, financial performance or results of operations (including the guidance provided under “Strategic Initiatives” and “First Quarter and Full-Year 2022 Guidance”), and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. These risks, uncertainties, assumptions and other factors include, but are not limited to, the competitiveness of our solutions amid technological developments or evolving industry standards, the competitiveness of our market, system failures, security breaches, cyberattacks or natural disasters, economic downturns and unstable market conditions, our ability to collect payments, data privacy legislation and regulation, public criticism of digital advertising technology, our international operations, our use of “open source” software, our limited operating history and the potential for our revenues and results of operations to fluctuate in the future. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” under our Quarterly Report on Form 10-Q filed with the SEC on November 9, 2021.  Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2021.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify is a leading software platform for digital media measurement and analytics. Our mission is to make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Hundreds of Fortune 500 advertisers employ our unbiased data and analytics to drive campaign quality and effectiveness, and to maximize return on their digital advertising investments – globally.

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com